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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Registration No. 333-______) of our report dated January 23, 1997 included in R.R. Donnelley & Sons Company's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP
Chicago, Illinois
January 15, 1998